UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39129	84-2818047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Fairmount Avenue Chatham, New Jersey	07928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 507-0359

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	JIH.U	The New York Stock Exchange
Shares of Class A common stock included as part of the units	JIH	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	JIH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

On December 21, 2020, Juniper Industrial Holdings, Inc. (the “Company”) entered into a Business Combination Agreement (the “BCA”) by and among the Company, Janus Parent, Inc. (“Parent”), JIH Merger Sub, Inc. (“JIH Merger Sub”), Jade Blocker Merger Sub 1, Inc. (“Blocker Merger Sub 1”), Jade Blocker Merger Sub 2, Inc. (“Blocker Merger Sub 2”), Jade Blocker Merger Sub 3, Inc. (“Blocker Merger Sub 3”), Jade Blocker Merger Sub 4, Inc. (“Blocker Merger Sub 4”), Jade Blocker Merger Sub 5, Inc. (“Blocker Merger Sub 5,” and, together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3 and Blocker Merger Sub 4, the “Blocker Merger Subs” and together with JIH, JIH Merger Sub, and Parent, the “Parent Parties”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc. (“Blocker 1”), Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc. (“Blocker 2”), Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc. (“Blocker 3”), Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc. (“Blocker 4”), Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (“Blocker 5,” and, together with Blocker 1, Blocker 2, Blocker 3 and Blocker 4, the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC, and Cascade GP, LLC, solely in its capacity as equityholder representative, which provides for, among other things, (a) JIH Merger Sub to be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent, (b) each of the Blocker Merger Subs to be merged with and into the corresponding Blocker with such Blocker being the surviving corporation in each such merger and a wholly owned subsidiary of Parent, (c) each other equityholder of Midco to contribute or sell, as applicable, all of its equity interests in Midco to Parent in exchange for cash and/or shares of common stock of Parent and (d) Parent to contribute all of the equity interests in Midco acquired pursuant to the foregoing transactions to the Company (the transactions contemplated by the foregoing clauses (a)-(d) together with the other transactions contemplated by the BCA, the “Transactions”) such that, as a result of the consummation of the Transactions, Midco will become a wholly owned subsidiary of the Company.

The Business Combination Agreement

Transactions

As a result of the Transactions, Midco and its operating subsidiaries and the Company will become subsidiaries of Parent, with the former stockholders of the Company and the former equityholders of the Company becoming stockholders of Parent. Each Company stockholder’s (other than Juniper Industrial Sponsor, LLC, the Company’s sponsor (“Sponsor”)) Company common stock and Company warrants will be automatically converted into an equivalent number of shares of Parent common stock and Parent warrants as a result of the Transactions. Sponsor’s Company common stock and Company warrants will be automatically converted into (i) an equivalent number of shares of Parent common stock, 2,000,000 of which shall be subject to the terms of the Earnout Agreement (as described below) (the “Earnout Shares”) and (ii) Parent warrants representing 50% of the number of Company warrants owned by Sponsor prior to the closing of the Transactions.

Consideration

The aggregate consideration to be paid in the Transactions to the owners of the Blockers and the existing stockholders of the Company will consist of (i) based on Midco’s current capitalization, assuming no redemptions, an estimated $540.00 million in cash, (ii) 94.60 million shares of Parent’s common stock and (iii) warrants to acquire 5,075,000 shares of Parent common stock. The number of shares of the equity consideration will be based on a $10.00 per share value for Parent’s common stock. The cash consideration will be funded from the cash held in the Company’s trust account (after permitted redemptions) and the proceeds of the PIPE Investment (described below).

Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation and in accordance with the terms of the BCA, the Company will be providing its public stockholders with the opportunity to redeem, upon the closing of the Transactions, their shares of Company Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit as of two (2) business days prior to the consummation of the Transactions in the Company’s trust account (which holds the proceeds of the Company’s initial public offering, less taxes payable).

Representations, Warranties and Covenants

Each of the parties to the BCA have made representations, warranties and covenants in the BCA that are customary for transactions of this nature. The representations and warranties will not survive the closing of the Transactions.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the BCA is subject to customary conditions of the respective parties, including, among others, that (i) the Transactions be approved by the Company’s stockholders; (ii) there has been no material adverse effect (as defined in the BCA) with respect to the Parent Parties since the date of the BCA; (iii) the registration statement on Form S-4 of Parent containing the proxy statement/prospectus for the Company’s special meeting of stockholders will have become effective; (iv) the amended and restated certificate of incorporation of the Parent will have been filed with the Delaware Secretary of State and the amended and restated bylaws of the Parent will have been adopted by Parent; (v) satisfaction of certain representations and warranties of the Parent Parties, Blockers and the Company; (vi) the redemption of public shares by the Company’s public stockholders shall not exceed 40% of all holders of the Company’s public shares after giving effect to the redemption of public shares by the Company’s public stockholders, the payment of the Company’s transaction expenses, the payment of reimbursable transaction expenses (as defined in the BCA) and the payment of deferred underwriting fees; (vii) the Parent common stock will be listed on the New York Stock Exchange; (viii) the PIPE Investment will have been consummated; (ix) all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws will have expired or been terminated; (x) the Company will have made all necessary and appropriate arrangements with the trustee to disburse all remaining funds in the trust account to the Company with no proceedings pending or threatened with respect to or against the trust account that would reasonably expect to have a material adverse effect on the Company or Parent’s ability to perform their obligations under the BCA; and (xi) the individuals as set forth in the Investors Rights Agreement as of the closing will have been appointed to the Parent’s board of directors at the closing.

Termination

The BCA may be terminated at any time prior to the consummation of the Transactions (whether before or after the required Company stockholder vote has been obtained) by mutual written consent of the Company and Midco and in certain other limited circumstances, including if the Transactions have not been consummated by August 31, 2021 (the “outside date”).

If the BCA is validly terminated, no party thereto will have any liability or any further obligation to any other party under the BCA.

Additional Agreements to be Executed at Closing

The BCA provides that, upon consummation of the Transactions, Parent will enter into an Investor Rights Agreement, Lock-Up Agreement and the Earnout Agreement (each, as defined below).

Investor Rights Agreement

At the closing, Parent will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Sponsor, and certain stockholders of the Company and certain former stockholders of Holdings with respect to the shares of Parent common stock that will be issued as partial consideration under the BCA. The Investor Rights Agreement will require Parent to, among other things, file a resale shelf registration statement on behalf of the stockholders promptly after the closing of the Transactions. The Investor Rights Agreement will also provide certain demand rights and piggyback rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. Parent will agree to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

The Investor Rights Agreement will grant certain rights to nominate members of the board of Parent and a board observer right to Clearlake Capital Group, L.P. (“CCG”) following the closing of the Transactions, subject to certain conditions set forth in the Investor Rights Agreement, until CCG no longer beneficially owns at least 5% of the total voting power of the then outstanding shares of Parent common stock. In addition, CCG will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of CCG’s beneficial ownership at such time. CCG will also receive certain customary negative consent rights.

Lock-Up Agreement

At the closing, Parent will enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with CCG, pursuant to which the parties to the Lock-Up Agreement will not be able to (i) transfer shares beneficially owned or otherwise held by them for a period of 180 days from the closing, subject to certain customary exceptions and (ii) transfer warrants beneficially owned or otherwise held by them for a period of 30 days from the closing.

Earnout Agreement

At the closing, Parent and Sponsor will enter into an Earnout Agreement (the “Earnout Agreement”), pursuant to which the Earnout Shares shall be subject to certain voting and transfer restrictions until such Earnout Shares vest in accordance with the terms of the Earnout Agreement. Pursuant to the Earnout Agreement, (i) 400,000 Earnout Shares vest and become unrestricted by the terms of the Earnout Agreement at such time as the volume weighted average price (“VWAP”) of a share of Parent common stock exceeds $11.50 (the “Minimum Price”) for 10 trading days in any 20 consecutive trading day period, and (ii) 1,600,000 Earnout Shares vest at such time as the VWAP of a share of Parent common stock exceeds $12.50 (the “Maximum Price”) for 10 trading days in any 20 consecutive trading day period. If Parent undergoes a change of control transaction on or prior to the second anniversary of the closing, all of the Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to the consummation of such change of control. If Parent undergoes a change of control transaction (or enters into definitive agreements in respect of a change of control transaction) after the second anniversary but prior to the third anniversary of the closing, then (A) 400,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Minimum Price, and (B) 1,600,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Maximum Price.

Warrant Agreement

At the closing, Parent will enter into a Warrant Agreement (the “Warrant Agreement”) principally to (i) reflect that the warrants issuable thereunder constitute warrants exercisable for common stock of the Parent warrants (rather than the common stock of the Company), (ii) remove provisions in the warrant agreement, dated November 13, 2019, by and between the Company and Continental Stock Transfer & Trust Company that relate to the Company’s pre-closing status as a blank check company incorporated for the purpose of acquiring one or more operating businesses through a business combination (including delineations between public warrants, private placement warrants and working capital warrants, provisions related to the issuance of working capital warrants and provisions related to the Company’s initial public offering) and (iii) to reflect any other agreements amongst the Parent and the Company with respect to the terms of the Parent warrants to be issued pursuant to the Warrant Agreement. At the closing, Parent shall issue the Parent warrants that are required to be issued pursuant to the terms of the Warrant Agreement.

Amendments to the Insider Letter and Sponsor Registration and the Stockholders Rights Agreement

At the closing, the Company, (i) the Sponsor and the other parties to the Sponsor Letter Agreement, dated November 7, 2019 (the “Sponsor Letter Agreement”), will enter into an amendment, in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” (as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent warrants and (C) the Parent will have third-party beneficiary rights to enforce certain rights and obligations of the Sponsor Letter Agreement, and (ii) the Company, the Sponsor and the other parties to the Sponsor Registration and Stockholders Rights Agreement, dated November 13, 2019 (the “Sponsor Registration and Stockholder Rights Agreement”), will enter into an amendment to the Sponsor Registration and Stockholders Rights Agreement (the “Sponsor Registration and Stockholders Rights Amendment”), in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent warrants, (C) references to the registration rights to which the Sponsor may be entitled pursuant to the Investor Rights Agreement are appropriately updated for the transaction structure and (D) certain governance rights included in Article V are being removed and the governance rights included in the Form of Investor Rights Agreement will control.

The BCA has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the BCA and approve the Transactions.

The BCA contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the BCA are also in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the BCA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

This description of the BCA does not purport to be complete and is qualified in its entirety by the terms and conditions of the BCA, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Sponsor Voting Agreement

Concurrently with the execution and delivery of the BCA, the Sponsor entered into a Sponsor Voting Agreement with Midco and the other parties thereto (the “Sponsor Voting Agreement”), pursuant to which the parties to the Sponsor Voting Agreement have agreed to vote their securities entitled to vote in the election of the directors of the Company (the “Voting Shares”) and to execute written consents with respect to such Voting Shares if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the voting matters contemplated by the BCA; and (ii) against (A) any proposal or offer from any person (other than the Company or any of its affiliates) that is not a voting matter contemplated by the BCA concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions or the fulfillment of the Company’s conditions to the consummation of the Transactions under the BCA. The obligations under the Sponsor Voting Agreement will terminate upon the earlier to occur of (a) the closing of the transactions contemplated by the BCA and (b) the date on which the BCA is terminated in accordance with its terms. The Sponsor Voting Agreement also provides for the designation of proxies and attorneys-in-fact to act by written consent and the waiver of certain appraisal and dissenters’ rights.

This description of the Sponsor Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

PIPE Subscription Agreements

Concurrently with the execution and delivery of the BCA, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to an aggregate of 25,000,000 shares of Parent common stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s officers and directors have committed to purchase an aggregate of 2,400,000 of the PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the closing.

This description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of PIPE Subscription Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the heading “PIPE Subscription Agreements” in Item 1.01 above is incorporated by reference herein.

Additional Information About the Transaction and Where to Find It

Parent intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement/prospectus of the Company and a preliminary proxy statement of Parent, in connection with the Transactions. After the Registration Statement is declared effective, the Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Transactions because the proxy statement/prospectus will contain important information about the Company, Janus, Parent and the Transactions. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain copies of the Registration Statement on Form S-4 and the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company and Parent may be obtained free of charge from the Company at https://www.juniperindustrial.com/investors. Alternatively, these documents, when available, can be obtained free of charge by directing a request to: Juniper Industrial Holdings, Inc., 14 Fairmount Avenue, Chatham, New Jersey, 07928.

Participants in the Solicitation

The Company, Seller and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Transactions. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the participants in the proxy solicitation, including the Company’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement on Form S-4 and the definitive proxy statement/prospectus for the Transactions when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to the Company as described above under “Additional Information About the Transaction and Where to Find It.”

In connection with the Transactions, at any time prior to the special meeting to approve the Transactions, certain existing Company stockholders, which may include certain of the Company’s officers, directors and other affiliates, may enter into transactions with stockholders and other persons with respect to the Company’s securities to provide such investors or other persons with incentives in connection with the approval and consummation of the Transactions. While the exact nature of such incentives has not yet been determined, they might include, without limitation, arrangements to purchase shares from or sell shares to such investors and persons at nominal prices or prices other than fair market value. These stockholders will only effect such transactions when they are not then aware of any material nonpublic information regarding the Company or its respective securities.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of the respective management of Seller and the

Company, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC including, but not limited to, the risk factors and other uncertainties set forth under “Risk Factors” in Part I, Item 1A of Juniper’s Form 10-K for the year ended December 31, 2019 and in Juniper’s other filings. There can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Seller nor the Company is under any obligation, and each of them expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to Seller or the Company or persons acting on its behalf are qualified in their entirety by this paragraph.

In addition to factors previously disclosed in the Company’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) ability to meet the closing conditions to the merger, including approval by stockholders of the Company on the expected terms and schedule and the risk that any regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; (ii) the occurrence of any event, change or other circumstance that could cause the termination of the BCA or a delay in the closing of the merger; (iii) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results, and business generally; (iv) failure to realize the benefits expected from the proposed transaction; (v) risks that the proposed merger disrupts Seller’s current plans and operations and potential difficulties in Seller’s employee retention as a result of the proposed merger; (vi) the effects of pending and future legislation; (vii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (viii) the amount of the costs, fees, expenses and other charges related to the merger; (ix) risks of the self-storage industry; (x) the highly competitive nature of the self-storage industry and Seller’s ability to compete therein; (xi) litigation, complaints, and/or adverse publicity; (xii) the ability to meet NYSE’s listing standards following the consummation of the proposed transaction; and (xiii) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss.

This Current Report on Form 8-K is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in the Company and is not intended to form the basis of an investment decision in the Company. All subsequent written and oral forward-looking statements concerning Seller and the Company, the proposed transaction or other matters and attributable to Seller and the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. the Company and Seller undertake no obligation to update these statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

Disclaimer

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Business Combination Agreement, dated December 21, 2020, by and among Juniper Industrial Holdings, Inc., Janus Parent, Inc., Janus Midco, LLC, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC and the other parties named therein.*

10.1	Sponsor Voting Agreement, dated December 21, 2020, by and among Janus Midco, LLC, Juniper Industrial Sponsor, LLC and the other parties named therein.

10.2	Form of PIPE Subscription Agreement.

*

Schedules and other similar attachments to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2020

JUNIPER INDUSTRIAL HOLDINGS, INC.

By:	/s/ Brian Cook
Name:	Brian Cook
Title:	Chief Executive Officer and Chief Financial Officer